CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of Evergreen Select Fixed Income Trust of our report dated
November 23, 1998, relating to the financial statements and financial highlights of Evergreen Select Core Bond Fund, Evergreen Select Fixed Income Fund, Evergreen Select Income Plus Fund, Evergreen Select Intermediate Term Municipal Bond Fund (formerly known as Evergreen Select Intermediate Tax Exempt Bond Fund), Evergreen Select International Bond Fund, Evergreen Select Limited Duration Fund and Evergreen Select Total Return Bond Fund (the "Funds") appearing in the Funds' September 30, 1998 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement.
We also consent to the references to us under the heading "Financial
Highlights" in the Prospectuses and under the heading "Independent Accountants" in such Statement of Additional Information.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
January 27, 1999